Exhibit 23







                 Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Textron 1999 Long-Term Incentive Plan of our report dated January 26, 1999, with respect to the consolidated financial statements of Textron Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 2, 1999 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


/s/Ernst & Young LLP

Boston, Massachusetts
May 10, 1999